UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 15, 2024
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $0.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) On March 15, 2024, Eric Salzman notified the board of directors (the “Board”) of 8x8, Inc. (the “Company”) that he will be resigning from the Board after more than 12 years of service to the Company, effective March 19, 2024. Mr. Salzman’s decision to resign from the Board is not due to any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Salzman’s resignation, Mr. Salzman also stepped down as the Chair of the Compensation Committee and as a member of the Audit and Technology & Cybersecurity Committees. With the resignation of Mr. Salzman, effective March 19, 2024, the Board reduced the size of its membership from 7 directors to 6.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2024

8x8, Inc.

By:	/s/ LAURENCE DENNY
Laurence Denny
Chief Legal Officer